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                                  EXHIBIT 99.2


                                             For Further Information, Contact:

                                                   Investor Relations Contact:
                                                Lippert/Heilshorn & Associates
                                                                 Keith Lippert
                                                                (212) 838-3777
                                                                  Kris Otridge
                                                                (415) 433-3777

                                                     Corporate Communications:
                                                                 Frank Connors
                                                                (714) 753-7864

                                                     Marketing Communications:
                                                                Paul Kinderman
                                                                (714) 789-2625

                                                          Fax:  (714) 753-1122
                                                        Web Site: www.stmi.com


            STM WIRELESS SUBSIDIARY - DIREC-TO-PHONE INTERNATIONAL -

                 ANNOUNCES $50 MILLION JOINT VENTURE WITH CANTV

     - WILL OFFER FIXED SATELLITE TELEPHONE SERVICES THROUGHOUT VENEZUELA -


        IRVINE, CALIFORNIA, December 23, 1997 - STM WIRELESS, INC. (STM) (NASDAQ NM Symbol: STMI), a leading manufacturer of wireless communications products, today announced that its wholly-owned subsidiary, Direc-To-Phone International, Inc. (DTPI), has entered into a 15 year joint venture service agreement with Compania Anonima Nacional Telefonos de Venezuela (CANTV) (ADR Symbol: VNT) to provide a nationwide satellite network for fixed telephony and data services throughout Venezuela. CANTV is the sole provider of nationwide telephone services in Venezuela and has GTE as its largest individual investor. In addition to its fiber optic and wire-line facilities, CANTV is also the INTELSAT signatory and one of the countries largest cellular operators.

        The Joint Venture will be owned 51% by CANTV and 49% by DTPI and will be under the operational control of DTPI. The J.V. will provide a minimum of 5,000 satellite phone lines to be installed at user locations not currently covered by CANTV's terrestrial facilities. DTPI has already commenced delivery and installation of the equipment, which will use STM's DAMA and SES product lines. The J.V. expects to have two gateways and several hundred lines in operation within the next 60 days. Revenues to the J.V. over the period of the contract, for the



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minimum quantity of lines, will be approximately $100 million of which DTPI will receive 49%, or about $50 million.

        Under the terms of the agreement, CANTV purchases two satellite gateways directly from STM. These will be interconnected to the existing backbone terrestrial network. The J.V. will be responsible for providing the fixed satellite phone terminals, the network control system and associated services. The two major gateways will become the entry point for calls made to and from the PSTN subscribers using CANTV's existing fiber optic facilities. CANTV will be the sole provider to the end users who will pay a per minute usage fee, inclusive of all domestic long distance and termination charges. The J.V. will receive service revenues for the life of the contract.

        Dr. Gustavo Roosen, Chairman and CEO of CANTV, said, "We are pleased to see an effective solution that can meet our immediate requirements to satisfy the demand for services in the outlying areas. Our decision to proceed with DTPI in this project was the result of a comprehensive evaluation of technology and their ability to react rapidly to a demanding market environment."

        STM's President and CEO, Emil Youssefzadeh stated, "This is another example of STM's strength in the Fixed Satellite Telephony market. We are proud of our new association with a premier company such as CANTV, which is one of the largest and best established phone companies in Latin America. STM's success in rural telephony is due to offering advanced and efficient technology which addresses the customer's requirements. This has led to an established track record with major networks in Latin America and Asia Pacific. We are pleased to see the momentum we have created with our fixed satellite telephony technology and expect this agreement to set the pace for further expansion of our Geostationary satellite telephony business in developing markets."

        The J.V. will use a combination of various products manufactured by STM wireless, including the DAMA 10000 network system and the Subscriber Earth StationTM (SES). Among its features, the DAMA 10000 and the SES terminal offer communication service providers full-mesh, expandable, multi-service capability. This makes it possible for callers to telephone from any remote site to any of multiple gateways within the entire network, or to other remote sites, eliminating the need for any central hub. The mesh topology of STM's products allows routing of calls to any gateway based on analysis of dialed digits and if desired, allows direct routing of PSTN calls among the gateways as a supplement to the PSTN backbone. The DAMA 10000 also has the capability for full support of R-2 signaling used in most international telephone networks with capability to build tariff tables, provide caller ID and support other advanced features.



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        The DAMA 10000 product family, in conjunction with Subscriber Earth
Station, provides cost effective single channel and multi-channel solutions for implementation of fully interconnected network services. The data capabilities incorporated in the DAMA 10000 provide advanced circuit switched services for both bandwidth on demand as well as frame-relay applications, including support for E1/T1 interfaces. Additionally, the DAMA-10000 can be deployed as backbone switching and transmission infrastructure for wireless local loop systems, for heavy route traffic and traditional backup services, interconnection of major telephony switching centers, backbone infrastructure for cellular networks and gateway access to international PSTN.

        STM Wireless, Inc., headquartered in Irvine, California (Web Site: www.stmi.com), is an international provider of wireless communications solutions including VSATs (Very Small Aperture Terminals) for voice, data and video applications with equipment installed in over 80 countries. In addition to its supply of satellite network systems, the company has two subsidiaries involved in related businesses. Direc-to-Phone International (DTPI) is a service subsidiary which uses products manufactured by STM to enter into service agreements with local partners to provide turnkey communications services, generating long-term cash flow. Telecom Multimedia Systems, Inc (TMSI) is a technology subsidiary focused on Internet telephony, developing products and digital signal processing solutions which provide low delay, high quality, voice over IP solutions.

        This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, STM Wireless, Inc. or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and its Forms 10-Q for the first three quarters of fiscal 1997, the Company's future operating results are uncertain and may be impacted by the following factors, among others: the long-term cycle involved in completing major contracts, particularly in foreign markets; increasing competitive pressures; general economic conditions; technological advances; the timing of new product introductions; political and economic risks involved in foreign markets and foreign currencies; and the timing of operating and other expenditures.



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